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Exhibit 1.01

                              2,500,000 SHARES/*/

                                 HOLOGIC, INC.

                                 COMMON STOCK



                             UNDERWRITING AGREEMENT
                             ----------------------

                                                               December __, 2001

NEEDHAM & COMPANY, INC.
STEPHENS INC.

c/o Needham & Company, Inc.
445 Park Avenue
New York, New York 10022

Ladies and Gentlemen:

     Hologic, Inc., a Delaware corporation (the "Company"), proposes to issue and sell 2,500,000 shares (the "Firm Shares") of the Company's Common Stock, $.01 par value per share together with the associated stock purchase rights (the "Common Stock"), to Needham & Company, Inc. ("Needham") and to Stephens Inc. ("Stephens") (collectively, the "Underwriters"). The Company has also agreed to grant to the Underwriters an option (the "Option") to purchase up to an additional 375,000 shares of Common Stock, on the terms and for the purposes set forth in SECTION 1(B) (the "Option Shares"). The Firm Shares and the Option Shares are referred to collectively herein as the "Shares."

     The Company confirms as follows with the Underwriters

     1.  Agreement to Sell and Purchase.

     (a) On the basis of the representations, warranties and agreements of the Company herein contained and subject to all the terms and conditions of this Agreement, (i) the Company agrees to issue and sell the Firm Shares to the several Underwriters and (ii) each of the Underwriters, severally and not jointly, agrees to purchase from the Company the respective number of Firm Shares set forth opposite that Underwriter's name in Schedule I hereto, at the purchase price of $____ for each Firm Share.

     (b) Subject to all the terms and conditions of this Agreement, the Company grants the Option to the several Underwriters to purchase, severally and not jointly, up to 375,000 Option Shares at the same price per share as the Underwriters shall pay for the Firm Shares. The Option may be exercised only to cover over-allotments in the sale of the Firm Shares by the Underwriters and may be exercised in whole or in part at any time (but not more than once) on or before the 30th day after the date of this Agreement upon written or telegraphic notice (the "Option Shares Notice") by the Underwriters to the Company no later than 12:00 noon, New York City time, at least two and no more than five business days before the date specified for closing in the Option Shares Notice (the "Option Closing Date"), setting forth the aggregate number of Option Shares to be purchased and the time and date for such

---------------
/*/ Plus an option to purchase up to an additional 375,000 shares to cover over-allotments.

purchase. On the Option Closing Date, the Company will issue and sell to the Underwriters the number of Option Shares set forth in the Option Shares Notice, and each Underwriter shall purchase such percentage of the Option Shares as is equal to the percentage of Firm Shares that such Underwriter is purchasing, as adjusted by the Underwriters in such manner as they deem advisable to avoid fractional shares.

     2.  Delivery and Payment.

     Delivery of the Firm Shares shall be made to the Underwriters against payment of the purchase price by wire transfer payable in same-day funds to the order of the Company at the office of Needham & Company, Inc., 445 Park Avenue, New York, New York 10022, at 10:00 a.m., New York City time, on the third (or, if the purchase price set forth in SECTION 1(B) hereof is determined after 4:30 p.m., Washington D.C. time, the fourth) business day following the commencement of the offering contemplated by this Agreement, or at such time on such other date, not later than seven business days after the date of this Agreement, as may be agreed upon by the Company and the Underwriters (such date is hereinafter referred to as the "Closing Date").

     To the extent the Option is exercised, delivery of the Option Shares against payment by the Underwriters (in the manner specified above) will take place at the offices specified above for the Closing Date at the time and date (which may be the Closing Date) specified in the Option Shares Notice.

     Certificates evidencing the Shares shall be in definitive form and shall be registered in such names and in such whole share denominations as the Underwriters shall request at least two business days prior to the Closing Date or the Option Closing Date, as the case may be, by written notice to the Company. For the purpose of expediting the checking and packaging of certificates for the Shares, the Company agrees to make such certificates available for inspection at least 24 hours prior to the Closing Date or the Option Closing Date, as the case may be.

     The cost of original issue tax stamps and other transfer taxes, if any, in connection with the issuance and delivery of the Firm Shares and Option Shares by the Company to the respective Underwriters shall be borne by the Company.
The Company will pay and save each Underwriter and any subsequent holder of the Shares harmless from any and all liabilities with respect to or resulting from any failure or delay in paying federal and state stamp and other transfer taxes, if any, which may be payable or determined to be payable in connection with the original issuance or sale to such Underwriter of the Shares.

     3.  Representations and Warranties of the Company.

     The Company represents, warrants and covenants to each Underwriter that:

     (a) The Company meets the requirements for use of Form S-3 and a registration statement (Registration No. 333-73596) on Form S-3 relating to the Shares, including a preliminary prospectus, preliminary prospectus supplement and such amendments to such registration statement as may have been required to the date of this Agreement, has been prepared by the Company under the provisions of the Securities Act of 1933, as amended (the "Act"), and the rules and regulations (collectively referred to as the "Rules and Regulations") of the Securities and Exchange Commission (the "Commission") thereunder, and has been filed with the Commission. The term "preliminary prospectus" as used herein means a preliminary prospectus together with the preliminary prospectus supplement, including the documents incorporated by reference therein, as contemplated by Rule 430 or Rule 430A of the Rules and Regulations included at any time as part of the Registration Statement. Copies of such Registration Statement and amendments and of each related preliminary prospectus have been delivered to the Underwriters. If such Registration Statement has not become effective, a further amendment to such Registration Statement, including a form of final prospectus and final prospectus supplement, necessary to permit such Registration Statement to become effective will be filed promptly by the Company with the Commission. If such Registration Statement has become effective, a final prospectus and final prospectus supplement containing information permitted to be omitted at the time of effectiveness by Rule 430A of the Rules and Regulations will be filed promptly by the Company with the Commission in accordance with Rule 424(b) of the Rules and Regulations. The term "Registration Statement" means the registration statement (Registration No. 333-73596) on Form S-3 as amended at the time it becomes or became effective (the "Effective Date"), including all documents incorporated by reference therein, financial statements and all exhibits and schedules thereto and any information deemed to be included by Rule 430A, and includes any registration statement relating to the offering contemplated by this Agreement and filed pursuant to Rule 462(b) of the Rules and Regulations. The term "Prospectus" means the prospectus together with the prospectus supplement, including the documents incorporated by reference therein, as first filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations or, if no such filing is required, the form of final prospectus together with the final prospectus supplement, including the documents incorporated by reference therein, included in the Registration Statement at the Effective Date. Any reference herein to the terms "amend," "amendment" or "supplement" with respect to the Registration Statement, any preliminary prospectus or the Prospectus shall be deemed to refer to and include the filing of any document under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), after the Effective Date, the date of any preliminary prospectus or the date of the Prospectus, as the case may be, and deemed to be incorporated therein by reference.

     (b) No order preventing or suspending the use of any preliminary prospectus has been issued by the Commission, and no stop order suspending the effectiveness of the Registration Statement (including any related registration statement filed pursuant to Rule 462(b) under the Act) or any post-effective amendment thereto has been issued, and no proceeding for that purpose has been initiated or threatened by the Commission. On the Effective Date, the date the Prospectus is first filed with the Commission pursuant to Rule 424(b) (if required), at all times during the period through and including the Closing Date and, if later, the Option Closing Date and when any post-effective amendment to the Registration Statement becomes effective prior to the completion of the distribution of the Shares or any amendment or supplement to the Prospectus is filed with the Commission prior to the completion of the distribution of the Shares, the Registration Statement and the Prospectus (as amended or as supplemented if the Company shall have filed with the Commission any amendment or supplement thereto), including the financial statements included in the Prospectus, did and will comply with all applicable provisions of the Act, the Exchange Act, the rules and regulations under the Exchange Act (the "Exchange Act Rules and Regulations"), and the Rules and Regulations and will contain all statements required to be stated therein in accordance with the Act, the Exchange Act, the Exchange Act Rules and Regulations, and the Rules and Regulations. On the Effective Date and when any post-effective amendment to the Registration Statement becomes effective prior to the completion of the distribution of the Shares, no part of the Registration Statement, the Prospectus or any such amendment or supplement thereto did or will contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading. At the Effective Date, the date the Prospectus or any amendment or supplement to the Prospectus is filed with the Commission and at the Closing Date and, if later, the Option Closing Date, the Prospectus did not and will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. The foregoing representations and warranties in this SECTION 3(B) do not apply to any statements or omissions made in reliance on and in conformity with information relating to any Underwriter furnished in writing to the Company by the Underwriters expressly for inclusion in the Registration Statement, preliminary prospectus or Prospectus or any amendment or supplement thereto. The Company acknowledges that the statements set forth in the second, eighth, ninth and tenth paragraphs under the heading "Underwriting" in the Prospectus constitute the only information relating to any Underwriter furnished in writing to the Company by the Underwriters expressly for inclusion in the Registration Statement, preliminary prospectus or Prospectus (the "Underwriting Information").

     (c) The documents that are incorporated by reference in the preliminary prospectus and the Prospectus or from which information is so incorporated by reference, when they became or become effective or were or are filed with the Commission, as the case may be, complied or will comply in all material respects with the requirements of the Act or the Exchange Act, as applicable, and the Rules and Regulations or the Exchange Act Rules and Regulations, as applicable; and any documents so filed and incorporated by reference subsequent to the Effective Date, and prior to the completion of the distribution of the Shares, shall, when they are filed with the Commission, comply in all material respects with the requirements of the Act or the Exchange Act, as applicable, and the Rules and Regulations or the Exchange Act Rules and Regulations, as applicable.

     (d) The Company does not own, and at the Closing Date and, if later, the Option Closing Date, will not own, directly or indirectly, any shares of stock or any other equity or long-term debt securities of any corporation or have any equity interest in any corporation, firm, partnership, joint venture, association or other entity other than the subsidiaries listed in Exhibit 21.01 to the Company's Annual Report on Form 10-K for the fiscal year ended September 29, 2001 (the "Subsidiaries") or the investments described in the consolidated financial statements included in that report. The Company and each of its Subsidiaries is, and at the Closing Date and, if later, the Option Closing Date, will be, a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation. The Company and each of its Subsidiaries has, and at the Closing Date and, if later, the Option Closing Date, will have, full power and authority to conduct all the activities conducted by it, to own or lease all the assets owned or leased by it and to conduct its business as described in the Registration Statement and the Prospectus. The Company and each of its Subsidiaries is, and at the Closing Date and, if later, the Option Closing Date, will be, duly licensed or qualified to do business and in good standing as a foreign corporation in all jurisdictions in which the nature of the activities conducted by it or the character of the assets owned or leased by it makes such license or qualification necessary, except to the extent that the failure to be so qualified or be in good standing would not materially and adversely affect the Company and its Subsidiaries taken as a whole, or its consolidated business, properties, financial condition or results of operations (such effect is referred to herein as a "Material Adverse Effect"). All of the outstanding shares of capital stock of each Subsidiary have been duly authorized and validly issued and are fully paid and nonassessable, and owned by the Company (except for nominee shares or shares owned by the Company directly or indirectly through one or more wholly-owned Subsidiaries), free and clear of all claims, liens, charges and encumbrances (except for the pledge of shares made to Foothill Capital Corporation in connection with the loan agreement described in the Prospectus); there are no securities outstanding that are convertible into or exercisable or exchangeable for capital stock of any Subsidiary. The Company is not, and at the Closing Date and, if later, the Option Closing Date, will not be, engaged in any discussions or a party to any agreement or understanding, written or oral, regarding the acquisition of an interest in any corporation, firm, partnership, joint venture, association or other entity where such discussions, agreements or understandings would require amendment to the Registration Statement prior to the completion of the distribution of the Shares pursuant to applicable securities laws. Complete and correct copies of the certificate of incorporation and of the by-laws of the Company and each of its Subsidiaries and all amendments thereto have been delivered to the Underwriters, and no changes therein will be made subsequent to the date hereof and prior to the Closing Date or, if later, the Option Closing Date.

     (e) The Company has authorized and issued outstanding capital stock as set forth under the caption "Capitalization" in the Prospectus as of the date set forth therein. The certificates evidencing the Shares are in due and proper legal form and have been duly authorized for issuance by the Company. All of the outstanding shares of capital stock of the Company have been duly authorized, validly issued and are fully paid and nonassessable and were issued in compliance with all applicable state and federal securities laws; the Shares have been duly authorized and when issued and paid for as contemplated herein will be validly issued, fully paid and nonassessable; no preemptive or similar rights exist with respect to any of the Shares or the issue and sale thereof. The description of the capital stock of the Company incorporated by reference in the Registration Statement and the Prospectus is, and at the Closing Date and, if later, the Option Closing Date, will be, complete and accurate in all respects. Except as set forth in the Prospectus (including the description of grants pursuant to the Company's existing stock option plans), the Company does not have outstanding, and at the Closing Date and, if later, the Option Closing Date, will not have outstanding, any options to purchase, or any rights or warrants to subscribe for, or any securities or obligations convertible into, or any contracts or commitments to issue or sell, any shares of capital stock, or any such warrants, convertible securities or obligations. No further approval or authority of stockholders or the Board of Directors of the Company will be required for the issuance and sale of the Shares as contemplated herein.

     (f) The financial statements and schedules included or incorporated by reference in the Registration Statement or the Prospectus present fairly the financial condition of the Company and its consolidated Subsidiaries as of the respective dates thereof and the results of operations and cash flows of the Company and its consolidated Subsidiaries for the respective periods covered thereby, all in conformity with generally accepted accounting principles applied on a consistent basis throughout the entire period involved, except as otherwise disclosed in the Prospectus. No other financial statements or schedules of the Company are required by the Act, the Exchange Act, the Exchange Act Rules and Regulations or the Rules and Regulations to be included in the Registration Statement or the Prospectus. Arthur Andersen LLP (the "Accountants"), who have reported on such financial statements and schedules, are independent accountants with respect to the Company as required by the Act and the Rules and Regulations. The summary and selected consolidated financial and statistical data included in the Registration Statement present fairly the information shown therein and have been compiled on a basis consistent with the audited financial statements presented in the Registration Statement.

     (g) Subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus and prior to or on the Closing Date and, if later, the Option Closing Date, except as set forth in or contemplated by the Registration Statement and the Prospectus, (i) there has not been and will not have been any change in the capitalization of the Company (other than in connection with the exercise of options to purchase the Company's Common Stock granted pursuant to the Company's stock option plans from the shares reserved therefor as described in the Registration Statement), or any Material Adverse Effect arising for any reason whatsoever, (ii) neither the Company nor any of its Subsidiaries taken as a whole has incurred nor will any of them incur, except in the ordinary course of business as described in the Prospectus, any material liabilities or obligations, direct or contingent, nor has the Company or any of its Subsidiaries entered into nor will any of them enter into, except in the ordinary course of business as described in the Prospectus, any material transactions other than pursuant to this Agreement and the transactions referred to herein and (iii) the Company has not and will not have paid or declared any dividends or other distributions of any kind on any class of its capital stock.

     (h) The Company is not, will not become as a result of the transactions contemplated hereby, and will not conduct its business in a manner that would cause it to become, an "investment company" or an "affiliated person" of, or "promoter" or "principal underwriter" for, an "investment company," as such terms are defined in the Investment Company Act of 1940, as amended.

     (i) Except as set forth in the Registration Statement and the Prospectus, there is no action, suit or proceeding pending or, to the best knowledge of the Company, threatened against or affecting the Company, or any of its Subsidiaries or any of its or their officers in their capacity as such, nor any basis therefor, before or by any federal or state court, commission, regulatory body, administrative agency or other governmental body, domestic or foreign, wherein an unfavorable ruling, decision or finding would have a Material Adverse Effect.

     (j) The Company and each Subsidiary has, and at the Closing Date and, if later, the Option Closing Date, will have, performed all the obligations required to be performed by it hereunder, and is not, and at the Closing Date, and, if later, the Option Closing Date, will not be, in default, under any contract or other instrument to which it is a party or by which its property is bound or affected, which default would have a Material Adverse Effect. To the best knowledge of the Company, no other party under any contract or other instrument to which it or any of its Subsidiaries is a party is in default in any respect thereunder, which default would have a Material Adverse Effect. Neither the Company nor any of its Subsidiaries is, and at the Closing Date and, if later, the Option Closing Date, will not be, in violation of any provision of its certificate or articles of organization or by-laws or other organizational documents.

     (k) No consent, approval, authorization or order of, or any filing or declaration with, any court or governmental agency or body is required for the consummation by the Company of the transactions on its part contemplated herein, except such as have been obtained under the Act or the Rules and Regulations and such as may be required under state securities or Blue Sky laws or the by-laws and rules of the National Association of Securities Dealers, Inc. (the "NASD") in connection with the purchase and distribution by the Underwriters of the Shares.

     (l) The Company has full corporate power and authority to enter into this Agreement. This Agreement has been duly authorized, executed and delivered by the Company and constitutes a valid and binding agreement of the Company, enforceable against the Company in accordance with the terms hereof except as to
(i) rights to indemnity and contribution hereunder, which may be limited under applicable law, (ii) bankruptcy and laws relating to the rights and remedies of creditors generally and (iii) the availability of equitable remedies. The performance of this Agreement and the consummation of the transactions contemplated hereby will not result in the creation or imposition of any lien, charge or encumbrance upon any of the assets of the Company pursuant to the terms or provisions of, or result in a breach or violation of any of the terms or provisions of, or conflict with or constitute a default under, or give any party a right to terminate any of its obligations under, or result in the acceleration of any obligation under, the certificate or articles of incorporation or by-laws of the Company or any of its Subsidiaries, any indenture, mortgage, deed of trust, voting trust agreement, loan agreement, bond, debenture, note agreement or other evidence of indebtedness, lease, contract or other agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company, any of its Subsidiaries or any of its or their properties is bound or affected, or violate or conflict with any judgment, ruling, decree, order, statute, rule or regulation of any court or other governmental agency or body applicable to the business or properties of the Company or any of its Subsidiaries.

     (m) Except for properties and assets disposed of in the ordinary course of business, the Company and its Subsidiaries have good and marketable title to all properties and assets described in the Prospectus as owned by them, free and clear of all liens, charges, encumbrances or restrictions, except such as are described in the Prospectus or are not material to the business of the Company or its Subsidiaries taken as a whole. The Company

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and its Subsidiaries have valid, subsisting and enforceable leases for the properties described in the Prospectus as leased by them. The Company and its Subsidiaries own or lease all such properties as are necessary to their operations as now conducted or as proposed to be conducted, except where the failure to so own or lease would not have a Material Adverse Effect.

     (n) There is no document, contract, permit or instrument of a character required to be described in the Registration Statement or the Prospectus or to be filed as an exhibit to the Registration Statement which is not described or filed as required. All such contracts to which the Company or any of its Subsidiaries is a party have been duly authorized, executed and delivered by the Company or such Subsidiary, constitute valid and binding agreements of the Company or such Subsidiary and are enforceable against and by the Company or such Subsidiary in accordance with the terms thereof except as to (i) rights to indemnity and contribution hereunder, which may be limited under applicable law,
(ii) bankruptcy and laws relating to the rights and remedies of creditors generally and (iii) the availability of equitable remedies.

     (o) No statement, representation, warranty or covenant made by the Company in this Agreement or made in any certificate or document required by SECTION 4 of this Agreement to be delivered to the Underwriters was or will be, when made, inaccurate, untrue or incorrect.

     (p) The Company has not distributed and will not distribute prior to the later of (i) the Closing Date or, if later, the Option Closing Date, and (ii) completion of the distribution of the Shares, any offering material in connection with the offering and sale of the Shares other than any preliminary prospectuses, the Prospectus, the Registration Statement and other materials, if any, permitted by the Act and the Rules and Regulations thereunder. Neither the Company nor any of its directors, officers or controlling persons has taken, directly or indirectly, any action designed, or which would reasonably be expected, to cause or result, under the Act or otherwise, in, or which has constituted, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.

     (q) No holder of securities of the Company has rights to the registration of any securities of the Company because of the filing of the Registration Statement, which rights have not been waived by the holder thereof as of the date hereof.

     (r) The Company has filed a registration statement pursuant to Section 12(g) of the Exchange Act to register the Common Stock, has filed an application to list the Shares on the Nasdaq National Market ("NNM"), and has received notification that the listing has been approved, subject to notice of issuance of the Shares.

     (s)  Except as disclosed in or specifically contemplated by the Prospectus
(i) the Company and its Subsidiaries have sufficient rights in trademarks, trade names, domain names, patents, patent rights, mask works, copyrights, technology, know-how (including trade secrets and other unpatented or unpatentable proprietary or confidential information, systems or procedures), service marks and trade dress rights (collectively the "Intellectual Property"), licenses, approvals and governmental authorizations which are material to the conduct of their businesses as now conducted and have sufficient rights in such Intellectual Property which is material to the conduct of its business as described in the Prospectus. To the Company's and its Subsidiaries' knowledge, none of the foregoing Intellectual Property material to the conduct of their business owned or licensed by the Company or its Subsidiaries is invalid or unenforceable, (ii) neither the Company nor any Subsidiary has any knowledge of any infringement by it or any of its Subsidiaries of Intellectual Property of others, where such infringement would have a Material Adverse Effect, (iii) the Company is not aware of any infringement, misappropriation or violation by others of, or conflict by others with rights of the Company with respect to, any of the Company's or its Subsidiaries' rights in Intellectual Property which such infringment, misappropriation or violation would have a Material Adverse Effect, and (iv) there is no claim being made against the Company or any of its Subsidiaries, or to the best of the Company's knowledge, any employee of the Company or any of its Subsidiaries, regarding Intellectual Property or other infringement which would have a Material Adverse Effect. Without limiting the foregoing, except as disclosed in the Prospectus, there are no United States or foreign patents known to the Company or any of its Subsidiaries which the Company or any of its Subsidiaries infringes by its present activities or has infringed by its past activities which infringement would have a Material Adverse Effect in a proceeding thereon determined adversely to the Company. Without limiting the generality of the foregoing, except as described in the Prospectus there is no pending or, to the Company's or any of its Subsidiaries' knowledge, threatened action, suit, proceeding or claim challenging the validity, enforceability or scope of the Company's or of any Intellectual Property owned by or licensed to the Company or its Subsidiaries which would have a Material Adverse Effect if determined adversely to the Company.

     (t) Except as specifically set forth in the Prospectus, the Company has not received any notice of infringement with respect to any patent or any notice challenging the validity, scope or enforceability of any Intellectual Property owned by or licensed to the Company, in each case the loss of which patent or Intellectual Property (or loss of rights thereto) would have a Material Adverse Effect.

     (u) The Company and each of its Subsidiaries has filed all federal, state, local and foreign income tax returns which have been required to be filed and has paid all taxes and assessments received by it to the extent that such taxes or assessments have become due, other than taxes that are being contested in good faith by appropriate proceedings promptly instituted and diligently pursued; provided that any reserve or other appropriate provision as is required in conformity with generally accepted accounting principles (applied on a basis consistent with the Company's financial statements incorporated by reference in the Prospectus) has been made therefor. Neither the Company nor any of its Subsidiaries has any tax deficiency which has been or, to the best knowledge of the Company, might be asserted or threatened against any of them which would have a Material Adverse Effect.

     (v) The Company or its Subsidiaries owns or possesses all authorizations, approvals, orders, licenses, registrations, other certificates and permits of and from all governmental regulatory officials and bodies, necessary to conduct their respective businesses as contemplated in the Prospectus, except where the failure to own or possess all such authorizations, approvals, orders, licenses, registrations, other certificates and permits would not have a Material Adverse Effect. There is no proceeding pending or, to the best knowledge of the Company, threatened which may cause any such authorization, approval, order, license, registration, certificate or permit to be revoked, withdrawn, cancelled, suspended or not renewed; and the Company and each of its Subsidiaries is conducting its business in compliance with all laws, rules and regulations applicable thereto (including, without limitation, all applicable federal, state and local environmental laws and regulations) except where such noncompliance would not have a Material Adverse Effect.

     (w) The Company and each of its Subsidiaries maintains insurance of the types and in the amounts generally deemed adequate for their business taken as a whole, including, but not limited to, insurance covering real and personal property owned or leased by the Company and its Subsidiaries against theft, damage, destruction, acts of vandalism and all other risks customarily insured against, all of which insurance is in full force and effect.

     (x) Neither the Company nor any of its Subsidiaries is involved in any labor dispute nor, to the knowledge of the Company, is any such dispute threatened, which dispute would have a Material Adverse Effect. The Company is not aware of any existing or imminent labor disturbance by the employees of any of its principal suppliers or contractors, which would have a Material Adverse Effect. The Company is not aware of any threatened or pending litigation between the Company or its Subsidiaries and any of its executive officers which, if adversely determined, could have a Material Adverse Effect and has no reason to believe that such officers will not remain in the employment of the Company.

     (y) Except as disclosed in the Company's Annual Report on Form 10-K for the fiscal year ended September 29, 2001 or on a Schedule attached hereto, there are no outstanding loans, advances (except normal advances for business expenses in the ordinary course of business) or guarantees of indebtedness by the Company or any of its Subsidiaries to or for the benefit of any of the officers or directors of the Company, any of its Subsidiaries or any of the members of the families of any of them, except as disclosed in the Registration Statement and the Prospectus.

     (z) The books, records and accounts of the Company and its Subsidiaries accurately and fairly reflect, in reasonable detail, the transactions in, and dispositions of, the assets of, and the results of operations of, the Company and its Subsidiaries. The Company and each of its Subsidiaries maintains a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management's general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of the Company's consolidated financial statements in accordance with generally accepted accounting principles and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management's general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

     (aa) To the Company's knowledge, no facts currently exist that will require the Company or its Subsidiaries to make future material capital expenditures to comply with any rule, law or regulation relating to the use, treatment, storage and disposal of hazardous or toxic substances and protection of health or the environment ("Environmental Law") or expose the Company to material liability pursuant to any Environmental Law.

     (bb) Neither the Company nor any of its Subsidiaries nor, to the best knowledge of the Company, any other person associated with or acting on behalf of the Company or its Subsidiaries including, without limitation, any director, officer, duly authorized agent or employee of the Company or its Subsidiaries has, directly or indirectly, while acting on behalf of the Company or its Subsidiaries (i) used any corporate funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity; (ii) made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns from corporate funds; (iii) violated any provision of the Foreign Corrupt Practices Act of 1977, as amended; or (iv) made any other unlawful payment.

     (cc) The Company is in compliance in all material respects with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder ("ERISA"); neither the Company nor any subsidiary has incurred or expects to incur liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any "pension plan" or (ii) Section 412 or 4971 of the Internal Revenue Code of 1986, as amended, including the regulations and published interpretations thereunder (the "Internal Revenue Code"); and each "pension plan" for which the Company would have any liability that is intended to be qualified under Section 401(a) of the Internal Revenue Code is so qualified in all material respects and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification.

     4.  Agreements of the Company.

     The Company covenants and agrees with the several Underwriters as follows:

     (a) The Company will not, either prior to the Effective Date or thereafter during such period as the Prospectus is required by law to be delivered in connection with sales of the Shares by an Underwriter or a dealer, file any amendment or supplement to the Registration Statement or the Prospectus, unless a copy thereof shall first have been submitted to the Underwriters within a reasonable period of time prior to the filing thereof and the Underwriters shall not have objected thereto in good faith.

     (b) The Company will use its best efforts to cause the Registration Statement to become effective, and will notify the Underwriters promptly, and will confirm such advice in writing, (i) when the Registration Statement has become effective and when any post-effective amendment thereto becomes effective prior to the completion of the distribution of the Shares, (ii) of any request by the Commission for amendments or supplements to the Registration Statement or the Prospectus or for additional information, (iii) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose or the threat thereof, in each case prior to the completion of the distribution of the Shares,
(iv) of the happening of any event during the period mentioned in the second sentence of SECTION 4(E) that in the judgment of the Company makes any statement made in the Registration Statement or the Prospectus untrue or that requires the making of any changes in the Registration Statement or the Prospectus in order to make the statements therein, in the light of the circumstances in which they are made, not misleading and (v) of receipt by the Company or any representative or attorney of the Company of any other communication from the Commission relating to the Company, the Registration Statement, any preliminary prospectus or the Prospectus prior to the completion of the distribution of the Shares. If at any time the Commission shall issue any order suspending the effectiveness of the Registration Statement prior to the completion of the distribution of the Shares, the Company will make every reasonable effort to obtain the withdrawal of such order at the earliest possible moment. If the Company has omitted any information from the Registration Statement pursuant to Rule 430A of the Rules and Regulations prior to the completion of the distribution of the Shares, the Company will comply with the provisions of and make all requisite filings with the Commission pursuant to said Rule 430A and notify the Underwriters promptly of all such filings. If the Company elects to rely upon Rule 462(b) under the Act, the Company shall file a registration statement under Rule 462(b) with the Commission in compliance with Rule 462(b) by 10:00 P.M., Washington, D.C. time, on the date of this Agreement, and the Company shall at the time of filing either pay to the Commission the filing fee for such Rule 462(b) registration statement, including through the application of prior account balances with the Commission that may be properly applied to the payment of the fee, or give irrevocable instructions for the payment of such fee pursuant to the Rules and Regulations.

     (c) The Company will furnish each Underwriter, without charge, a copy of one signed copy of each of the Registration Statement and of any pre- or post-effective amendment thereto, including financial statements and schedules, and all exhibits thereto.

     (d) The Company will comply with all the provisions of any undertakings contained in the Registration Statement.

     (e) On the Effective Date, and thereafter from time to time, the Company will deliver to each of the Underwriters, without charge, as many copies of the Prospectus or any amendment or supplement thereto as the Underwriters may reasonably request. The Company consents to the use of the Prospectus or any amendment or supplement thereto by the Underwriters and by all dealers to whom the Shares may be sold, both in connection with the offering or sale of the Shares and for any period of time thereafter during which the Prospectus is required by law to be delivered in connection therewith. If during such period of time any event shall occur which in the judgment of the Company or counsel to the Underwriters should be set forth in the Prospectus in order to make any statement therein, in the light of the circumstances under which it was made, not misleading, or if it is necessary to supplement or amend the Prospectus to comply with law, the Company will forthwith prepare and duly file with the Commission an appropriate supplement or amendment thereto, and will deliver to each of the Underwriters, without charge, such number of copies of such supplement or amendment to the Prospectus as the Underwriters may reasonably request. The Company will not file any document under the Exchange Act or the Exchange Act Rules and Regulations before the termination of the offering of the Shares by the Underwriters, if such document would be deemed to be incorporated by reference into the Prospectus, that is not approved by the Underwriters after reasonable notice thereof, which approval shall not be unreasonably withheld or delayed in a manner that causes the Company to not be in compliance with its obligations in respect of the Exchange Act or the Exchange Act Rules and Regulations.

     (f) Prior to any public offering of the Shares, the Company will cooperate with the Underwriters and counsel for the Underwriters in connection with the registration or qualification of the Shares for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Underwriters may request; provided, that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action which would subject it to general service of process in any jurisdiction where it is not now so subject.

     (g) The Company will, so long as required under the Rules and Regulations, furnish to its stockholders as soon as practicable after the end of each fiscal year an annual report (including a balance sheet and statements of income, stockholders' equity and cash flow of the Company and its consolidated Subsidiaries, if any, certified by independent public accountants) and, as soon as practicable after the end of each of the first three quarters of each fiscal year (beginning with the fiscal quarter ending after the effective date of the Registration Statement), consolidated summary financial information of the Company and its Subsidiaries, if any, for such quarter in reasonable detail. The Company shall be deemed to have met its obligations pursuant to this SECTION 4(G) upon the timely filing of its Quarterly Reports on Form 10-Q and Annual Report on Form 10-K with the Commission, provided such reports are publicly available on the Commission's EDGAR database.

     (h) During the period of five years commencing on the Effective Date, the Company will furnish to each Underwriter who may so request copies of such financial statements and other periodic and special reports as the Company may from time to time distribute generally to the holders of any class of its capital stock, and will furnish to each Underwriter who may so request a copy of each annual or other report it shall be required to file with the

Commission. The Company shall be deemed to have met its obligations pursuant to this SECTION 4(H) upon the timely filing of such information with the Commission, provided such reports are publicly available on the Commission's EDGAR database.

     (i) The Company will make generally available to holders of its securities as soon as may be practicable but in no event later than the Availability Date (as defined below) an earning statement (which need not be audited but shall be in reasonable detail) covering a period of 12 months commencing after the Effective Date which will satisfy the provisions of Section 11(a) of the Act (including Rule 158 of the Rules and Regulations). For the purpose of the preceding sentence, "Availability Date" means the 45th day after the end of the fourth fiscal quarter following the fiscal quarter that includes such Effective Date, except that if such fourth fiscal quarter is the last quarter of the Company's fiscal year, "Availability Date" means the 90th day after the end of such fourth fiscal quarter.

     (j) Whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, the Company will pay or reimburse if paid by the Underwriters all costs and expenses incident to the performance of the obligations of the Company under this Agreement and in connection with the transactions contemplated hereby, including but not limited to costs and expenses of or relating to (i) the preparation, printing and filing of the Registration Statement and exhibits to it, each preliminary prospectus, Prospectus and any amendment or supplement to the Registration Statement or Prospectus, (ii) the preparation and delivery of certificates representing the Shares, (iii) the printing of this Agreement, the Agreement Among Underwriters, any Selected Dealer Agreements, any Underwriters' Questionnaires, any Underwriters' Powers of Attorney and any invitation letters to prospective Underwriters (iv) furnishing (including costs of shipping and mailing) such copies of the Registration Statement, the Prospectus and any preliminary prospectus, and all amendments and supplements thereto, as may be requested for use in connection with the offering and sale of the Shares by the Underwriters or by dealers to whom Shares may be sold, (v) the listing of the Shares on the NNM, (vi) any filings required to be made by the Underwriters with the NASD, and the fees, disbursements and other charges of counsel for the Underwriters in connection therewith, (vii) the registration or qualification of the Shares for offer and sale under the securities or Blue Sky laws of such jurisdictions designated pursuant to SECTION 4(F), including the fees, disbursements and other charges of counsel for the Underwriters in connection therewith, and the preparation and printing of preliminary, supplemental and final Blue Sky memoranda, (viii) fees, disbursements and other charges of counsel to the Company (but not those of counsel for the Underwriters, except as otherwise provided herein) and (ix) the transfer agent for the Shares.

     (k) The Company will not at any time, directly or indirectly, take any action designed or which might reasonably be expected to cause or result in, or which will constitute, stabilization of the price of the shares of Common Stock to facilitate the sale or resale of any of the Shares.

     (l) The Company will apply the net proceeds from the offering and sale of the Shares to be sold by the Company in the manner set forth in the Prospectus under "Use of Proceeds".

     (m) During the period beginning from the date hereof and continuing to and including the date 90 days after the date of the Prospectus, without the prior written consent of Needham, the Company will not (1) offer, sell, contract to sell, pledge, grant options, warrants or rights to purchase, or otherwise dispose of any equity securities of the Company or any other securities convertible into or exchangeable for its Common Stock or other equity security (other than pursuant to employee stock option plans disclosed in the Prospectus or pursuant to the conversion of convertible securities or the exercise of warrants in each case outstanding on the date of this Agreement), or (2) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of shares of Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or other securities, in cash or otherwise.

     (n) The Company will cause each of its executive officers, directors and certain stockholders designated by the Underwriters to enter into lock-up agreements with the Underwriters to the effect that they will not, without the prior written consent of Needham, sell, contract to sell or otherwise dispose of any shares of Common Stock or rights to acquire such shares according to the terms set forth in Schedule II hereto.

     5.  Conditions of the Obligations of the Underwriters.

     The obligations of each Underwriter hereunder are subject to the following conditions:

     (a) Notification that the Registration Statement has become effective shall be received by the Underwriters not later than 5:00 p.m., New York City time, on the date of this Agreement or at such later date and time as shall be consented to in writing by the Underwriters and all filings required by Rule 424 and Rule 430A of the Rules and Regulations shall have been made. If the Company has elected to rely upon Rule 462(b), the registration statement filed under Rule 462(b) shall have become effective by 10:00 P.M., Washington, D.C. time, on the date of this Agreement.

     (b) (i) No stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall be pending or threatened by the Commission, (ii) no order suspending the effectiveness of the Registration Statement or the qualification or registration of the Shares under the securities or Blue Sky laws of any jurisdiction shall be in effect and no proceeding for such purpose shall be pending before or threatened or contemplated by the Commission or the authorities of any such jurisdiction, (iii) any request for additional information on the part of the staff of the Commission or any such authorities shall have been complied with to the satisfaction of the staff of the Commission or such authorities, (iv) after the date hereof no amendment or supplement to the Registration Statement or the Prospectus shall have been filed unless a copy thereof was first submitted to the Underwriters and the Underwriters do not object thereto in good faith, and
(v) the Underwriters shall have received certificates, dated the Closing Date and, if later, the Option Closing Date and signed by the Chief Executive Officer and the Chief Financial Officer of the Company (who may, as to proceedings threatened, rely upon the best of their information and belief), to the effect of clauses (i), (ii) and (iii) of this paragraph.

     (c) Since the respective dates as of which information is given in the Registration Statement and the Prospectus, (i) there shall not have been a material adverse change in the general affairs, business, properties, management, financial condition or results of operations of the Company or any of its Subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, in each case other than as described in or contemplated by the Registration Statement and the Prospectus, and (ii) the Company shall not have sustained any material loss or interference with its business or properties from fire, explosion, flood or other casualty, whether or not covered by insurance, or from any labor dispute or any court or legislative or other governmental action, order or decree, which is not described in the Registration Statement and the Prospectus, if in the judgment of the Underwriters any such development makes it impracticable or inadvisable to consummate the sale and delivery of the Shares by the Underwriters at the initial public offering price.

     (d) Since the respective dates as of which information is given in the Registration Statement and the Prospectus, there shall have been no litigation or other proceeding instituted against the Company, any of its Subsidiaries, or any of its or their officers or directors in their capacities as such, before or by any federal, state or local court, commission, regulatory body, administrative agency or other governmental body, domestic or foreign, in which litigation or proceeding an unfavorable ruling, decision or finding would, in the judgment of the Underwriters, have a Material Adverse Effect, and in the judgment of the Underwriters, any such development makes it impracticable or inadvisable to consummate the sale and delivery of the Shares by the Underwriters at the public offering price.

     (e) Each of the representations and warranties of the Company contained herein shall be true and correct in all respects at the Closing Date and, with respect to the Option Shares, at the Option Closing Date, except for changes contemplated by the Registration Statement, and all covenants and agreements contained herein to be performed on the part of the Company and all conditions contained herein to be fulfilled or complied with by the Company at or prior to the Closing Date and, with respect to the Option Shares, at or prior to the Option Closing Date, shall have been duly performed, fulfilled or complied with.

     (f) The Underwriters shall have received an opinion, dated the Closing Date and, with respect to the Option Shares, the Option Closing Date, satisfactory in form and substance to the Underwriters and counsel to the Underwriters from Brown, Rudnick, Freed & Gesmer, P.C., counsel to the Company, with respect to the following matters:

          (i) Each of the Company and its U.S. Subsidiaries is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation, and has the corporate power and authority to own or lease all the assets owned or leased by it and to conduct its business as described in the Registration Statement and Prospectus. The Company is duly licensed or qualified to do business as a foreign corporation in the states of Alabama and Connecticut, and the Commonwealth of Pennsylvania and the Commonwealth of Massachusetts. Fluoroscan is qualified to do business as a foreign corporation in the Commonwealth of Massachusetts.

          (ii) All of the outstanding shares of capital stock of the Company have been duly authorized, validly issued and are fully paid and nonassessable, and were not issued in violation of or subject to any preemptive or, to such counsel's knowledge, similar rights;

          (iii) The specimen certificate evidencing the Common Stock incorporated by reference as an exhibit to the Registration Statement is in due and proper form under Delaware law, the Shares have been duly authorized and, when issued and paid for as contemplated by this Agreement, will be validly issued, fully paid and nonassessable; and no preemptive, or, to such counsel's knowledge, similar rights exist with respect to any of the Shares or the issue and sale thereof.

          (iv) All of the outstanding shares of capital stock of each U.S. Subsidiary have been duly authorized and validly issued and are fully paid and nonassessable, and owned of record by the Company or a wholly-owned U.S. Subsidiary. To such counsel's knowledge, except as disclosed in Exhibit 21.01 to the Company's Annual Report on Form 10-K for the fiscal year ended September 29, 2001, the Company has no subsidiary required to be listed in said Exhibit that is not so listed.

          (v) The authorized and outstanding capital stock of the Company is as set forth in the Registration Statement and the Prospectus in the column entitled "Actual" under the caption "Capitalization" as of the date set forth therein. The description of the capital stock of the Company incorporated by reference in the Registration Statement and the Prospectus conforms in all material respects to the terms thereof.

          (vi) To such counsel's knowledge, except as disclosed, described or incorporated in the Registration Statement and the Prospectus, there is no legal or governmental proceeding pending or, to our knowledge, overtly threatened to which the Company or any of its Subsidiaries is a party or to which any of their respective properties is subject that is required to be described in the Registration Statement or the Prospectus.

          (vii) Except for such consents, approvals, authorizations or orders of, or any filings or declarations which may be required under state securities or Blue Sky laws or the by-laws and rules of the NASD in connection with the purchase and distribution by the Underwriters of the Shares (as to which such counsel need express no opinion), no consent, approval, authorization or order of, or any filing or declaration with, any court or governmental agency or body is required for the consummation by the Company of the transactions on its part contemplated under this Agreement, except such as have been obtained or made under the Act or the Rules and Regulations.

          (viii) The Company has the corporate power and authority to enter into and perform this Agreement. This Agreement has been duly authorized, executed and delivered by the Company.

          (ix) The execution and delivery of this Agreement, the compliance by the Company with all of the terms hereof and the consummation of the purchase and sale of the Shares contemplated hereby (a) does not contravene any provision of the Certificate of Incorporation or By-Laws of the Company or any of its U.S. Subsidiaries, and to the best of such counsel's knowledge (b) will not (i) result in the creation or imposition of any lien, charge or encumbrance upon any of the assets of the Company or any of its U.S. Subsidiaries pursuant to the terms and provisions of, or (ii) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or (iii) give any party a right to terminate any of its obligations under, or
(iv) result in the acceleration of any obligation under, any indenture, mortgage, deed of trust, voting trust agreement, loan agreement, bond, debenture, note agreement or other evidence of indebtedness, lease, contract or other agreement or instrument known to such counsel to which the Company or any of its U.S. Subsidiaries is a party or by which the Company, any of its U.S. Subsidiaries, or any of their respective properties is bound or affected, which would have a Material Adverse Effect or (c) violate or conflict with (i) any judgment, ruling, decree or order naming the Company or any U.S. Subsidiary known to such counsel or (ii) any statute, rule or regulation of any court or other governmental agency or body, applicable to the business or properties of the Company or any of its U.S. Subsidiaries (it being understood that such counsel need express no opinion in this paragraph as to the matters referred to in paragraph (vi) or the antifraud provisions of any applicable law, including without limitation any federal or state securities or Blue Sky laws).

          (x) To such counsel's knowledge, there is no document or contract of a character required to be described in the Registration Statement or the Prospectus or to be filed as an exhibit to the Registration Statement which is not described or filed or incorporated by reference as required, and each description of such contracts and documents that is contained in the Registration Statement and Prospectus (or incorprated by reference therein) fairly presents in all material respects the information required under the Act and the Rules and Regulations.

          (xi) The statements under the captions "Risk Factors - Future sales of our common stock may cause our stock price to decline," "Risk Factors - Provisions in our Certificate of Incorporation and By-laws and our stockholder rights plan may have the effect of discouraging advantageous offers for our business or common stock and limit the price that investors might be willing to pay in the future for shares of our common stock," Item 11 of the Company's Annual Report on Form 10-K for the fiscal year ended September 29, 2001 and "Description of Capital Stock" in the Prospectus (or incorporated by reference therein), insofar as the statements constitute a summary of documents referred to therein or matters of law, fairly present, in all material respects, the information called for with respect to such documents and matters (provided, however, that such counsel may rely on representations of the Company with respect to the factual matters contained in such statements, and provided further that such counsel shall state that nothing has come to the attention of such counsel which leads them to believe that such representations are not true and correct in all material respects).

          (xii) The Company is not an "investment company" or an "affiliated person" of, or "promoter" or "principal underwriter" for, an "investment company," as such terms are defined in the Investment Company Act of 1940, as amended.

          (xiii) The Shares have been duly authorized for listing on the NNM, subject to notice of issuance.

          (xiv) To such counsel's knowledge, no holder of securities of the Company has rights, which have not been waived or satisfied, to require the Company to register with the Commission shares of Common Stock or other securities, as part of the offering contemplated hereby.

          (xv) The Registration Statement has become effective under the Act, and to the best of such counsel's knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceeding for that purpose has been instituted or is pending, threatened or contemplated. Any required filing of the Prospectus and any supplement thereto pursuant to Rule 424(b) under the Securities Act has been made in the manner and within the time period required by such Rule 424(b).

          (xvi) The Registration Statement and the Prospectus comply as to form in all material respects with the requirements of the Act and the Rules and Regulations (other than the financial statements, schedules and other financial data (and statistical data derived therefrom), contained or incorporated by reference in the Registration Statement or the Prospectus, as to which such counsel need express no opinion).

          (xvii) The documents incorporated by reference in the Prospectus (other than the financial statements, schedules and other financial data (and statistical data derived therefrom), contained or incorporated by reference therein, as to which such counsel need express no opinion), when they were filed with the Commission, complied as to form in all material respects with the requirements of the Exchange Act and the Exchange Act Rules and Regulations.

     In rendering such opinion, such counsel may rely as to matters of local law on opinions of counsel satisfactory in form and substance to the Underwriters and counsel for the Underwriters, provided that the opinion of counsel to the Company shall state that they are doing so, that they have no reason to believe that they and the Underwriters are not entitled to rely on such opinions and that copies of such opinions are to be attached to the opinion.

     Such counsel shall also have furnished to the Representatives a written statement, addressed to the Underwriters and dated as of the applicable Closing Date, in form and substance satisfactory to the Underwriters, to the effect that
(x) such counsel has acted as counsel to the Company in connection with the preparation of the Registration Statement, and (y) based on the foregoing, no facts have come to the attention of such counsel which lead it to believe that the Registration Statement, as of the Effective Date, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading, or that the Prospectus contains any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading (it being understood that in no case will such counsel be required to express any view with respect to the financial statements and related schedules and notes and other financial and statistical data derived therefrom included or incorporated by reference therein). The foregoing statement may be qualified by a statement to the effect that such counsel does not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectus except to the extent described above in SECTION 5(H).

     (g) The Underwriters shall have received an opinion, dated the Closing Date and the Option Closing Date, from Pillsbury Winthrop LLP, counsel to the Underwriters, with respect to the Registration Statement, the Prospectus and this Agreement, which opinion shall be satisfactory in all respects to the Underwriters.

     (h) The Underwriters shall have received on each Closing Date from Cooper & Dunham LLP, intellectual property counsel for the Company, an opinion, addressed to the Underwriters, satisfactory in form and substance to the Underwriters and counsel to the Underwriters, and dated such Closing Date, stating in effect the matters set forth in Exhibit A.

     (i) Concurrently with the execution and delivery of this Agreement, the Accountants shall have furnished to the Underwriters a letter, dated the date of its delivery, addressed to the Underwriters and in form and substance satisfactory to the Underwriters, confirming that they are independent accountants with respect to the Company and its Subsidiaries as required by the Act and the Exchange Act and the Rules and Regulations and with respect to certain financial and other statistical and numerical information contained or incorporated by reference in the Registration Statement. At the Closing Date and, as to the Option Shares, the Option Closing Date, the Accountants shall have furnished to the Underwriters a letter, dated the date of its delivery, which shall confirm, on the basis of a review in accordance with the procedures set forth in the letter from the Accountants, that nothing has come to their attention during the period from the date of the letter referred to in the prior sentence to a date (specified in the letter) not more than three days prior to the Closing Date and the Option Closing Date, as the case may be, which would require any change in their letter dated the date hereof if it were required to be dated and delivered at the Closing Date and the Option Closing Date.

     (j) Concurrently with the execution and delivery of this Agreement and at the Closing Date and, as to the Option Shares, the Option Closing Date, there shall be furnished to the Underwriters a certificate, dated the date of its delivery, signed by each of the Chief Executive Officer and the Chief Financial Officer of the Company, in form and substance satisfactory to the Underwriters, to the effect that:

          (i) Each signer of such certificate has carefully examined the Registration Statement and the Prospectus (including any documents filed under the Exchange Act and deemed to be incorporated by reference into the Prospectus) and (A) as of the date of such certificate, such documents are true and correct in all material respects and do not omit to state a material fact required to be stated therein or necessary in order to make the statements therein not untrue or misleading and (B) in the case of the certificate delivered at the Closing Date and the Option Closing Date, since the Effective Date no event has occurred as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein not untrue or misleading.

          (ii) Each of the representations and warranties of the Company contained in this Agreement were, when originally made, and are, at the time such certificate is delivered, true and correct.

          (iii) Each of the covenants required to be performed by the Company herein on or prior to the date of such certificate has been duly, timely and fully performed and each condition herein required to be satisfied or fulfilled on or prior to the date of such certificate has been duly, timely and fully satisfied or fulfilled.

     (k) On or prior to the Closing Date, the Underwriters shall have received the executed agreements referred to in SECTION 4(O).

     (l) The Shares shall be qualified for sale in such jurisdictions as the Underwriters may reasonably request and each such qualification shall be in effect and not subject to any stop order or other proceeding on the Closing Date or the Option Closing Date.

     (m) Prior to the Closing Date, the Shares shall have been duly authorized for listing on the NNM upon official notice of issuance.

     (n) The Company shall have furnished to the Underwriters such certificates, in addition to those specifically mentioned herein, as the Underwriters may have reasonably requested as to the accuracy and completeness at the Closing Date and the Option Closing Date of any statement in the Registration Statement or the Prospectus, as to the accuracy at the Closing Date and the Option Closing Date of the representations and warranties of the Company herein, as to the performance by the Company of its obligations hereunder, or as to the fulfillment of the conditions concurrent and precedent to the obligations hereunder of the Underwriters.

     6.  Indemnification.

     (a) The Company will indemnify and hold harmless each Underwriter, the directors, officers, employees and agents of each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, from and against any and all losses, claims, liabilities, expenses and damages (including any and all investigative, legal and other expenses reasonably incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claim asserted), to which they, or any of them, may become subject under the Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, liabilities, expenses or damages arise out of or are based on any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus, the Registration Statement or the Prospectus or any amendment or supplement to the Registration Statement or the Prospectus, or the omission or alleged omission to state in such document a material fact required to be stated in it or necessary to make the statements in it not misleading in the light of the circumstances in which they were made, or arise out of or are based in whole or in part on any inaccuracy in the representations and warranties of the Company contained herein or any failure of the Company to perform its obligations hereunder or under law in connection with the transactions contemplated hereby; provided, however, that
(i) the Company will not be liable to the extent that such loss, claim, liability, expense or damage arises from the sale of the Shares in the public offering to any person by an Underwriter and is based on an untrue statement or omission or alleged untrue statement or omission made in reliance on and in conformity with the Underwriting Information and (ii) the Company will not be liable to any Underwriter, the directors, officers, employees or agents of such Underwriter or any person controlling such Underwriter with respect to any loss, claim, liability, expense, or damage arising out of or based on any untrue statement or omission or alleged untrue statement or omission or alleged omission to state a material fact in the preliminary prospectus which is corrected in the Prospectus if the person asserting any such loss, claim, liability, charge or damage purchased Shares from such Underwriter but was not sent or given a copy of the Prospectus at or prior to the written confirmation of the sale of such Shares to such person and if copies of the Prospectus were timely delivered to such Underwriter pursuant to SECTION 5 hereof. This indemnity agreement will be in addition to any liability that the Company might otherwise have.

     (b) Each Underwriter, severally and not jointly, will indemnify and hold harmless the Company, each director of the Company, each officer of the Company who signs the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, to the same extent as the foregoing indemnity from the Company to each Underwriter, as set forth in SECTION 6(A), but only insofar as losses, claims, liabilities, expenses or damages arise out of or are based on any untrue statement or omission or alleged untrue statement or omission made in reliance on and in conformity with Underwriting Information. This indemnity will be in addition to any liability that each Underwriter might otherwise have.

     (c) Any party that proposes to assert the right to be indemnified under this SECTION 6 shall, promptly after receipt of notice of commencement of any action against such party in respect of which a claim is to be made against an indemnifying party or parties under this SECTION 6, notify each such indemnifying party in writing of the commencement of such action, enclosing with such notice a copy of all papers served, but the omission so to notify such indemnifying party will not relieve it from any liability that it may have to any indemnified party under the foregoing provisions of this SECTION 6 unless, and only to the extent that, such omission results in the loss of substantive rights or defenses by the indemnifying party. If any such action is brought against any indemnified party and it notifies the indemnifying party of its commencement, the indemnifying party will be entitled to participate in and, to the extent that it elects by delivering written notice to the indemnified party promptly after receiving notice of the commencement of the action from the indemnified party, jointly with any other indemnifying party similarly notified, to assume the defense of the action, with counsel reasonably satisfactory to the indemnified party. After notice from the indemnifying party to the indemnified party of its election to assume the defense, the indemnifying party will not be liable to the indemnified party for any legal or other expenses except as provided below and except for the reasonable costs of investigation incurred by the indemnified party in connection with the defense. The indemnified party will have the right to employ its own counsel in any such action, but the fees, expenses and other charges of such counsel will be at the expense of such indemnified party unless (i) the employment of counsel by the indemnified party has been authorized in writing by the indemnifying party, (ii) the indemnified party has reasonably concluded (based on advice of counsel) that there may be legal defenses available to it or other indemnified parties that are different from or in addition to those available to the indemnifying party, (iii) a conflict or potential conflict exists (based on advice of counsel to the indemnified party) between the indemnified party and the indemnifying party (in which case the indemnifying party will not have the right to direct the defense of such action on behalf of the indemnified party) or (iv) the indemnifying party has not in fact employed counsel reasonably satisfactory to the indemnified party to assume the defense of such action within a reasonable time after receiving notice of the commencement of the action, in each of which cases the reasonable fees, disbursements and other charges of counsel will be at the expense of the indemnifying party or parties. It is understood that the indemnifying party or parties shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees, disbursements and other charges of more than one separate firm admitted to practice in such jurisdiction at any one time for all such indemnified party or parties. All such fees, disbursements and other charges will be reimbursed by the indemnifying party promptly as they are incurred. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement (i) includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act by or on behalf of an indemnified party. An indemnifying party will not be liable for any settlement of any action or claim effected without its written consent (which consent will not be unreasonably withheld or delayed).

     (d) If the indemnification provided for in this SECTION 6 is applicable in accordance with its terms but for any reason is held to be unavailable to or insufficient (other than for failure to give notice if the indemnifying party is materially prejudiced thereby) to hold harmless an indemnified party under paragraphs (a), (b) and (c) of this SECTION 6 in respect of any losses, claims, liabilities, expenses and damages referred to therein, then each applicable indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable (including any investigative, legal and other expenses reasonably incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claim asserted, but after deducting any contribution received by the Company from persons other than the Underwriters, such as persons who control the Company within the meaning of the Act, officers of the Company who signed the Registration Statement and directors of the Company, who also may be liable for contribution) by such indemnified party as a result of such losses, claims, liabilities, expenses and damages in such proportion as shall be appropriate to reflect the relative benefits received by the Company, on the one hand, and the Underwriters, on the other hand. The relative benefits received by the Company, on the one hand, and the Underwriters, on the other hand, shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. If, but only if, the allocation provided by the foregoing sentence is not permitted by applicable law, the allocation of contribution shall be made in such proportion as is appropriate to reflect not only the relative benefits referred to in the foregoing sentence but also the relative fault of the Company, on the one hand, and the Underwriters, on the other hand, with respect to the statements or omissions which resulted in such loss, claim, liability, expense or damage, or action in respect thereof, as well as any other relevant equitable considerations with respect to such offering. Such relative fault shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriters, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. The Underwriters and the Company agree that it would not be just and equitable if contributions pursuant to this
SECTION 6(D) were to be determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss claim, liability, expense or damage, or action in respect thereof, referred to above in this SECTION 6(D) shall be deemed to include, for purposes of this SECTION 6(D), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this SECTION 6(D), no Underwriter shall be required to contribute any amount in excess of the underwriting discounts received by such Underwriter and the Company shall be liable and responsible for any amount in excess of such underwriting discount. No person found guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) will be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations to contribute as provided in this SECTION 6(D) are several in proportion to their respective underwriting obligations and not joint. For purposes of this SECTION 6(D), any person who controls a party to this Agreement within the meaning of the Act will have the same rights to contribution as that party, and each officer of the Company who signed the Registration Statement will have the same rights to contribution as the Company, subject in each case to the provisions hereof. Any party entitled to contribution, promptly after receipt of notice of commencement of any action against any such party in respect of which a claim for contribution may be made under this SECTION 6(D), will notify any such party or parties from whom contribution may be sought, but the omission so to notify will not relieve the party or parties from whom contribution may be sought from any other obligation it or they may have under this SECTION 6(D). No party will be liable for contribution with respect to any action or claim settled without its written consent (which consent will not be unreasonably withheld).

     (e) The indemnity and contribution agreements contained in this SECTION 6 and the representations and warranties of the Company contained in this Agreement shall remain operative and in full force and effect regardless of
(i) any investigation made by or on behalf of the Underwriters, (ii) acceptance of any of the Shares and payment therefor or (iii) any termination of this Agreement.

     7.  Reimbursement of Certain Expenses.

     In addition to its other obligations under SECTION 6(A) of this Agreement, the Company hereby agrees to reimburse the Underwriters on a quarterly basis for all reasonable legal and other expenses incurred in connection with investigating or defending any claim, action, investigation, inquiry or other proceeding arising out of or based upon, in whole or in part, any statement or omission or alleged statement or omission, or any inaccuracy in the representations and warranties of the Company contained herein or failure of the Company to perform its obligations hereunder or under law, all as described in
SECTION 6(A), notwithstanding the absence of a judicial determination as to the propriety and enforceability of the obligations under this SECTION 7 and the possibility that such payment might later be held to be improper; provided, however, that, to the extent any such payment is ultimately held to be improper, the persons receiving such payments shall promptly refund them.

     8.  Termination.

     The obligations of the several Underwriters under this Agreement may be terminated at any time on or prior to the Closing Date (or, with respect to the Option Shares, on or prior to the Option Closing Date), by notice to the Company from the Underwriters, without liability on the part of any Underwriter to the Company if, prior to delivery and payment for the Firm Shares or Option Shares, as the case may be, in the sole judgment of the Underwriters, (i) trading in any of the equity securities of the Company shall have been suspended or limited by the Commission or by The Nasdaq Stock Market, (ii) trading in securities generally on the The Nasdaq Stock Market shall have been suspended or limited or minimum or maximum prices shall have been generally established on such exchange, or additional material governmental restrictions, not in force on the date of this Agreement, shall have been imposed upon trading in securities generally by such exchange, by order of the Commission or any court or other governmental authority, or by The Nasdaq Stock Market, (iii) a general banking moratorium shall have been declared by either federal or New York State authorities or any material disruption of the securities settlement or clearance services in the United States shall have occurred, or (iv) any material adverse change in the financial or securities markets in the United States or in political, financial or economic conditions in the United States, any outbreak or material escalation of hostilities involving the United States, a declaration of national emergency or war by the United States, or other calamity or crisis shall have occurred, the effect of which is such as to make it, in the sole judgment of the Underwriters, impracticable or inadvisable to proceed with completion of the public offering or the delivery of and payment for the Shares.

     If this Agreement is terminated pursuant to SECTION 9 hereof, the Company shall be under no liability to any non-defaulting Underwriter except as provided in SECTIONS 4(J), 6 and 7 hereof; but if for any other reason the purchase of the Shares by the Underwriters is not consummated or if for any reason the Company shall be unable to perform its obligations hereunder, the Company will reimburse the several Underwriters for all reasonable out-of-pocket expenses (including the reasonable fees, disbursements and other charges of counsel to the Underwriters) incurred by the Underwriters in connection with the offering of the Shares, but the Company shall be under no further liability to any Underwriter except as provided in SECTIONS 4(J), 6 and 7 hereof.

     9.  Substitution of Underwriters.

     If any one or more of the Underwriters, absent a breach of this Agreement by the Company, shall fail or refuse to purchase any of the Firm Shares which it or they are obligated to purchase under the terms of this Agreement, and the aggregate number of Firm Shares which such defaulting Underwriter or Underwriters are obligated to, but failed or refused to, purchase is not more than one-tenth of the aggregate number of Firm Shares, the other Underwriters shall be obligated, severally and not jointly, to purchase the Firm Shares which such defaulting Underwriter or Underwriters were obligated to, but failed or refused to purchase, in the proportions which the number of Firm Shares which they have respectively agreed to purchase pursuant to Section 1 bears to the aggregate number of Firm Shares which all such non-defaulting Underwriters have so agreed to purchase, or in such other proportions as the Underwriters may specify; provided that in no event shall the maximum number of Firm Shares which any Underwriter has become obligated to purchase pursuant to Section 1 be increased pursuant to this Section 9 by more than one-ninth of such number of Firm Shares without the prior written consent of such Underwriter. In any such case either the Underwriters or the Company shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement and the Prospectus or in any other documents or arrangements may be effected. If any Underwriter or Underwriters, absent a breach of this Agreement by the Company, shall fail or refuse to purchase any Firm Shares which it or they are obligated to purchase under the terms of this Agreement, and the aggregate number of Firm Shares which such defaulting Underwriter or Underwriters were obligated to, but failed or refused to, purchase exceeds one-tenth of the aggregate number of the Firm Shares and arrangements satisfactory to the Underwriters and the Company for the purchase of such Firm Shares are not made within 48 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Underwriter and the Company for the purchase or sale of any Shares under this Agreement. Any action taken pursuant to this Section 9 shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

     10.  Miscellaneous.

     Notice given pursuant to any of the provisions of this Agreement shall be in writing and, unless otherwise specified, shall be mailed or delivered (a) if to the Company, at the office of the Company, 35 Crosby Drive, Bedford, MA 01730-1401, Attention: Glenn P. Muir, with a copy to Philip Flink, Esq., Brown, Rudnick, Freed & Gesmer, P.C., One Financial Center, Boston, MA 02111, or (b) if to the Underwriters, at the offices of Needham &

Company, Inc., 445 Park Avenue, New York, New York 10022, Attention: Corporate Finance Department, with a copy to Stanton Wong, Esq., Pillsbury Winthrop LLP, 50 Fremont Street, San Francisco, CA 94105. Any such notice shall be effective only upon receipt. Any notice under such SECTION 8 or 9 may be made by telecopier or telephone, but if so made shall be subsequently confirmed in writing.

     This Agreement has been and is made solely for the benefit of the Underwriters, the Company, and the controlling persons, directors and officers referred to in SECTION 6, and their respective successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. The term "successors and assigns" as used in this Agreement shall not include a purchaser, as such purchaser, of Shares from any of the several Underwriters.

     Any action required or permitted to be made by the Underwriters under this Agreement may be taken by them jointly or by Needham.

     This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed entirely within such State.

     This Agreement may be signed in two or more counterparts with the same effect as if the signatures thereto and hereto were upon the same instrument.

     In case any provision in this Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

     THE COMPANY AND THE UNDERWRITERS EACH HEREBY WAIVE ANY RIGHT THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY CLAIM BASED UPON OR ARISING OUT OF THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

     Please confirm that the foregoing correctly sets forth the agreement among the Company and the Underwriters.

                                    Very truly yours,

                                    HOLOGIC, INC.



                                    By:
                                       ---------------------------------
                                       Title:


Confirmed as of the date first
above mentioned:

NEEDHAM & COMPANY, INC.
STEPHENS INC.

Acting on behalf of themselves
and the other several Underwriters
named in Schedule I hereto.


By:  NEEDHAM & COMPANY, INC.

By:
   -----------------------------
Title:

                                   SCHEDULE I

                                  UNDERWRITERS

                                                       Number of
                                                          Firm
                                                         Shares
Underwriters                                        to be Purchased
------------                                        ---------------

Needham & Company, Inc. ..........................     1,625,000
Stephens Inc. ....................................       875,000



                                                           ________
                              Total      2,500,000
                                         =========

                                  SCHEDULE II

                           FORM OF LOCK-UP AGREEMENT
                   [AND DIRECTORS, OFFICERS AND STOCKHOLDERS
                 OF THE COMPANY WHO SHALL SIGN SUCH AGREEMENT]


     The undersigned is a holder of securities of Hologic, Inc., a Delaware corporation (the "Company"), and wishes to facilitate the public offering of shares of the Common Stock (the "Common Stock") of the Company (the "Offering"). The undersigned recognizes that such Offering will be of benefit to the undersigned.

     In consideration of the foregoing and in order to induce the Underwriters to act as underwriters in connection with the Offering, the undersigned hereby agrees that he, she or it will not, without the prior written approval of Needham & Company, Inc., directly or indirectly, sell, contract to sell, make any short sale, pledge, or otherwise dispose of, or enter into any hedging transaction that is likely to result in a transfer of, any shares of Common Stock, options to acquire shares of Common Stock or securities exchangeable for or convertible into shares of Common Stock of the Company which he, she or it may own, for a period commencing as of the date hereof and ending on the date which is ninety (90) days after the date of the final Prospectus relating to the Offering. The undersigned confirms that he, she or it understands that the underwriters and the Company will rely upon the representations set forth in this Agreement in proceeding with the Offering. The undersigned further confirms that the agreements of the undersigned are irrevocable and shall be binding upon the undersigned's heirs, legal representatives, successors and assigns. The undersigned agrees and consents to the entry of stop transfer instructions with the Company's transfer agent against the transfer of securities held by the undersigned except in compliance with this Agreement.

     This Agreement shall be binding on the undersigned and his, her or its respective successors, heirs, personal representatives and assigns.



                                      ------------------------------------